UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2016

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2016 The ExOne Company (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Rockwell Forest Products, Inc. (“Rockwell”) and S. Kent Rockwell (solely for purposes of being bound by Section 4.5 thereof), with respect to the registered direct offer and sale by the Company of an aggregate of 1,423,877 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $9.13 per share, representing a $0.50 premium to the per share market price of the Company’s common stock at the close on business on January 8, 2016 (the “Offering”). The sale and issuance of the Shares is being made in a privately negotiated transaction in which no party is acting as an underwriter or placement agent. The Offering is expected to settle on or about January 13, 2016. The net proceeds to the Company are expected to be approximately $12.4 million after deducting $0.6 million in estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes.

The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated January 11, 2016 and an accompanying prospectus dated May 4, 2015, pursuant to the Company’s existing effective “shelf” registration statement on Form S-3 (File No. 333- 203353), which was filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2015 and declared effective by the Commission on May 1, 2015.

A copy of the opinion of McGuireWoods LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the Subscription Agreement between the Company and Rockwell is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

On January 10, 2016, the Company and its ExOne Americas LLC and ExOne GmbH subsidiaries, as guarantors, delivered notice to RHI Investments, LLC (“RHI”) of their intent to terminate (the “Notice of Termination”), effective as of the closing of the Offering, the Credit Agreement (the “Credit Agreement”) with RHI dated October 23, 2015. The Credit Agreement provides the Company with a five year, $15,000,000 revolving line of credit and $15,000,000 accordion feature, which allows the Company to increase its revolving line of credit to $30 million under certain circumstances. Under the terms of the Credit Agreement, the Company is required to pay a 1% fee on the unused portion of the revolving line of credit, equal to approximately $150,000 per year if no borrowings are outstanding. In addition, the Credit Agreement permits the Company to terminate the Credit Agreement without penalty upon five days’ notice to RHI, which notice requirement RHI waived upon receipt of the Notice of Termination. The Company has not drawn on the revolving line of credit and owes no principal or interest accrued thereon to RHI other than certain unsettled amounts associated with the commitment fee which are less than $0.1 million as of January 10, 2016. Upon termination of the Credit Agreement, all liens and guaranties in respect thereof will be released.

Item 8.01.	Others Events.

In connection with the sale of the Shares as described in Item 1.01 of this Current Report on Form 8-K, the Company issued a press release. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP.

10.1	Subscription Agreement, dated January 10, 2016 by and among The ExOne Company, Rockwell Forest Products, Inc. and S. Kent Rockwell (solely for purposes of being bound by Section 4.5 thereof).

99.1	Press Release of The ExOne Company dated January 11, 2016 announcing the sale of shares of common stock by the Company in a registered direct offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

January 11, 2016	/s/ Brian W. Smith
(Date)	Brian W. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP.

10.1	Subscription Agreement, dated January 10, 2016 by and among The ExOne Company, Rockwell Forest Products, Inc. and S. Kent Rockwell (solely for purposes of being bound by Section 4.5 thereof).

99.1	Press Release of The ExOne Company dated January 11, 2016 announcing the sale of shares of common stock by the Company in a registered direct offering.